UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2019

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, Ireland		Not applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive one (1) Ordinary Share of Amarin Corporation plc	AMRN	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On September 11, 2019, the U.S. Food and Drug Administration (FDA) confirmed the previous tentative date, November 14, 2019, as the scheduled date for the Endocrinologic and Metabolic Drugs Advisory Committee (EMDAC) meeting to review the supplemental new drug application (sNDA) related to the REDUCE-IT™ cardiovascular outcomes trial of Vascepa® (icosapent ethyl) capsules.

As expected, later that day, Amarin Corporation, plc received notice from the FDA that the Prescription Drug User Fee Act (PDUFA) goal date in connection with the FDA’s review of the REDUCE-IT sNDA has been extended to the date previously announced as expected, December 28, 2019. The originally assigned PDUFA date was September 28, 2019. This typical three-month extension offsets three of the four months that would have been gained from the FDA’s earlier determination to conduct a priority review of the REDUCE-IT sNDA and accommodates the time period for the EMDAC meeting. Standard 10-month review of the REDUCE-IT sNDA would have resulted in a PDUFA goal date in late January 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2019	Amarin Corporation plc

	By:	/s/ John F. Thero
John F. Thero
President and Chief Executive Officer